     As filed with the Securities and Exchange Commission on September 16, 1999.

                                                      Registration No. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                                VERITAS DGC INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       76-0343152
  (State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                           3701 KIRBY DRIVE, SUITE 112
                            HOUSTON, TEXAS 77098-3982
                                 (713) 512-8300
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                          ---------------------------

                                VERITAS DGC INC.
    FOURTH AMENDED AND RESTATED 1992 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN
                                VERITAS DGC INC.
    SECOND AMENDED AND RESTATED 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                     VERITAS DGC INC. RESTRICTED STOCK PLAN
                  (AS AMENDED AND RESTATED SEPTEMBER 14, 1999)
                         KEY CONTRIBUTOR INCENTIVE PLAN
                     (AS AMENDED AND RESTATED MARCH 9, 1999)
                              (Full Title of Plan)

                          ---------------------------

      Name, Address, Telephone and                 Copy of Communications to:
      Number of Agent for Service:
                                                        T. WILLIAM PORTER
            ANTHONY TRIPODO                          PORTER & HEDGES, L.L.P.
      3701 KIRBY DRIVE, SUITE 112                   700 LOUISIANA, 35TH FLOOR
       HOUSTON, TEXAS 77098-3982                    HOUSTON, TEXAS 77002-2764
             (713) 512-8300                              (713) 226-0600

                          ---------------------------

                                       CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                         PROPOSED MAXIMUM         PROPOSED
                                          AMOUNT TO          OFFERING         MAXIMUM AGGREGATE       AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED   BE REGISTERED(1) PRICE PER SHARE(2)   OFFERING PRICE(2)  REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   123,975 shs.       $21.625           $2,680,959.375       $745.31
=====================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of certain Plans.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on the New York Stock Exchange on September 13, 1999, which was $21.625. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan covered by this registration statement.

THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-74305, POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-70721, POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRANT'S REGISTRATION STATEMENT NO. 333-65081, POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRANT'S REGISTRATION STATEMENT NO. 333-57603, POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRANT'S REGISTRATION STATEMENT NO. 333-48953, POST-EFFECTIVE AMENDMENT NO. 6 TO REGISTRANT'S REGISTRATION STATEMENT NO. 333-41829 AND POST-EFFECTIVE AMENDMENT NO. 7 TO REGISTRANT'S REGISTRATION STATEMENT NO. 333-09679, WHICH RELATE TO AN AGGREGATE OF 4,850,600 SHARES OF COMMON STOCK. THE $30,449.16 AGGREGATE REGISTRATION FEE WITH RESPECT TO SUCH 4,850,600 SHARES OF COMMON STOCK PREVIOUSLY REGISTERED HAS BEEN PAID.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of the following documents filed by Veritas DGC Inc., a Delaware corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission ("Commission") are incorporated into this registration statement ("Registration Statement") by reference:

         (a) the Company's annual report on Form 10-K for the fiscal year ended July 31, 1998, filed with the Commission on October 7, 1998;

         (b) the Company's quarterly report on Form 10-Q for the fiscal quarter ended October 31, 1998, filed with the Commission on December 15, 1998;

         (c) the Company's quarterly report on Form 10-Q for the fiscal quarter ended January 31, 1999, filed with the Commission on March 17, 1999;

         (d) the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 30, 1999, filed with the Commission on June 14, 1999;

         (e) the Company's current report on Form 8-K for the event dated November 10, 1998, filed with the Commission on November 12, 1998; and

         (f) the description of the Company's Common Stock set forth in the Company's registration statement on Form 8-A filed with the Commission on August 16, 1996, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Company with the Commission pursuant to
Section 13(a) and 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") after the filing date of the Registration Statement and before the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing such documents.

         The Company will provide without charge to each participant in the Company's Restricted Stock Plan (as amended and restated September 14, 1999), upon written or oral request of such persons, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.


ITEM 4.  DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue 40,000,000 shares of Common Stock, par value $0.01 per share, and at July 31, 1999, there were 22,976,533 shares outstanding, and 3,202,056 shares were reserved for issuance upon exercise of any options or rights granted under the Company's various compensation plans. Included in the shares outstanding are 1,505,595 Exchangeable Shares of Veritas Energy Services Inc., a wholly-owned subsidiary of the Company, which are exchangeable for, and vote with the Common Stock, and are identical to, the Common Stock in all material respects. Each share of Common Stock has one vote on all matters presented to the stockholders. Subject to the rights and preferences of any Preferred Stock (as defined below) which may be designated and issued, the holders of Common Stock are entitled to receive dividends, if and when declared by the board of directors, and are entitled on liquidation to all assets remaining after the payment of liabilities. The Common Stock has no preemptive or other subscription rights. Outstanding shares of Common Stock are and the shares of Common Stock offered by the Company, when issued and paid for, will be fully paid and nonassessable. Because the Common Stock does not have cumulative voting rights, the holders of more than 50% of the shares may, if they choose to do so, elect all of the directors and, in that event, the holders of the remaining shares will not be able to elect any directors. ChaseMellon Shareholder Services, L.L.C., Dallas, Texas, is the transfer agent and registrar for the Common Stock.

SPECIAL VOTING STOCK

         Single shares of Veritas Energy Services special voting stock and Enertec special voting stock are each authorized and outstanding as a series of ordinary shares. The Veritas Energy Services special voting share was issued in connection with the business combination of Digicon Inc. (Veritas DGC's former name) and Veritas Energy Services in August of 1996. The Enertec special voting share was issued in connection with the business combination of Veritas DGC, Veritas Energy Services and Enertec Resources Inc. in September 1999.

         These special voting shares possess a number of votes equal to the number of outstanding Veritas Energy Services exchangeable shares and Veritas Energy Services series 1 exchangeable shares that are not owned by Veritas DGC or any of its subsidiaries. In any matter submitted to Veritas DGC stockholders for a vote, each holder of a Veritas Energy Services exchangeable share has the right to instruct a trustee as to the manner of voting for one of the votes comprising the Veritas Energy Services special voting share for each Veritas Energy Services exchangeable share owned by the holder. Likewise, in any matter submitted to Veritas DGC stockholders for a vote, each holder of a Veritas Energy Services series 1 exchangeable share has the right to instruct a trustee as to the manner of voting for one of the votes comprising the Enertec special voting share for each Veritas Energy Services series 1 exchangeable share owned by the holder. The Veritas Energy Services exchangeable shares and the Veritas Energy Services series 1 exchangeable shares are convertible on a one-for-one basis into shares of the Common Stock and have rights identical to the Common Stock.

PREFERRED STOCK

         The board of directors of the Company, without any action by the stockholders of the Company, is authorized to issue up to 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). Shares of Preferred Stock may be issued in one or more series or classes, which will have such designation, voting powers, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereon, including voting rights, dividends, rights on liquidation, dissolution or winding up, conversion or exchange rights and redemption provisions, as set forth in the resolutions adopted by the Board of Directors providing for the issuance of such stock and as permitted by the Delaware General Corporation Law (the "DGCL"). A series of 400,000 shares of Preferred Stock has been designated for use in connection with the Rights Plan (as defined below). Although the Company has no other current plans for the possible issuance of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of securities convertible into or exchangeable for such shares, could be used to discourage an unsolicited acquisition proposal that some or a majority of the stockholders believe to be in their interests or in which stockholders are to receive a premium for their stock over the then current market price. In addition, the issuance of Preferred Stock could adversely affect the voting power of the holders of Common Stock. The Board of Directors does not presently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

RIGHTS PLAN

         Pursuant to a Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., Dallas, Texas (the "Rights Plan"), each share of Common Stock has attached to it one Right (the "Right"), represented by the certificate which is also the certificate representing the Common Stock. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value

$0.01 per share (the "Series A Preferred Stock"), of the Company at a purchase price of $100, subject to adjustment (the "Purchase Price").

         The Rights will separate from the Company's Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as the Board of Directors of the Company shall determine) following the commencement of a tender or exchange offer which would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock (the "Tender Offer Date"). Until the Distribution Date, the Rights will be transferred with and only with the Common Stock certificates. The Rights are not exercisable until the Distribution Date and, unless earlier redeemed by the Company as described below, will expire at the close of business on May 15, 2007.

        In the event that, among other things, (i) the Company is the surviving corporation in a merger or other business combination with an Acquiring Person or (ii) any person shall become the beneficial owner of more than 15% of the outstanding shares of the Common Stock (except (A) pursuant to certain consolidations or mergers involving the Company or sales or transfers of the combined assets or earning power of the Company and its subsidiaries, or (B) pursuant to an offer for all outstanding shares of the Common Stock at a price and upon terms and conditions which a majority of the Continuing Directors (as defined below) determines to be in the best interests of the Company and its stockholders) each holder of a Right (other than the Acquiring Person, certain related parties and transferees) will thereafter have the right to purchase, upon exercise, a one-thousandth fractional share interest in Series A Preferred Stock each of which is for all purposes essentially equivalent to a share of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. For example, at the exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties and transferees) following an event set forth above would entitle its holder to purchase $200 worth of Series A Preferred Stock (or other consideration, as noted above) for $100. Assuming that the Series A Preferred Stock had a per share market price of $40 at such time (with each one-thousandth share of Series A Preferred Stock valued at one share of Common Stock), the holder of each valid Right would be entitled to purchase five shares of the Series A Preferred Stock for $100. Rights are not exercisable following the occurrence of any of the events described above until the Rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person will be null and void.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a consolidation or merger pursuant to which all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or (iii) more than 50% of the combined assets or earning power of the Company and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets or earning power by or to subsidiaries of the Company as specified in the Rights Agreement), each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events described in this paragraph and in the immediately preceding paragraph are referred to as the "Triggering Events."

         At any time until any person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors). Rights may not be redeemed during the 180 day period after any person becomes an Acquiring Person unless the redemption is approved by a majority of Continuing Directors. The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of at least five Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing persons.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. They may reduce or eliminate (i) "two-tiered" or other partial offers that do not offer fair value for all Common Stock; (ii) the accumulation by a third party of 15% or more of the Common Stock in open-market or private purchases in order to influence or control the business and affairs of the Company without paying an appropriate premium for a controlling position in the Company; and (iii) the accumulation of shares of Common Stock by third parties in market transactions for the primary purpose of attempting to cause the Company to be sold. In addition, the Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner defined as a Triggering Event unless the offer is conditioned on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer for all outstanding shares of Common Stock and other voting securities at a price and on other terms that are in the best interests of the Company and its stockholders as determined by the Board of Directors or affect any prospective offeror willing to negotiate with the Board of Directors because as part of any negotiated transaction the Rights would either be redeemed or otherwise made inapplicable to the transaction. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten business days following the Stock Acquisition Date, redeem all, but not less than all, of the then outstanding Rights at the $.001 redemption price.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

         The Restated Certificate of Incorporation (with Amendments) and Bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law. The Company's Restated Certificate of Incorporation (with Amendments) limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

         The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS


Exhibit
No.                 Description
-------             ------------
  4.1             Restated Certificate of Incorporation (with Amendments) of
                  Digicon Inc. dated August 30, 1996. (Incorporated by reference to Exhibit 3.1 to Veritas DGC Inc.'s Current Report on Form
                  8-K dated September 16, 1996).
  4.2             Certificate of Ownership and Merger of New Digicon Inc. and
                  Digicon Inc. (Incorporated by reference to Exhibit 3-B to
                  Digicon's Registration Statement No. 33-43873, dated November
                  12, 1991).
  4.3             Bylaws of New Digicon Inc. dated June 24, 1991. (Incorporated by referenced to Exhibit 3-C to Digicon's Registration
                  Statement No. 33-43873, dated November 12, 1991).
  4.4             Specimen Veritas DGC Inc. Common Stock certificate.
                  (Incorporated by reference to Exhibit 4-C to Veritas DGC
                  Inc.'s Annual Report on Form 10-K for the year ended July 31,
                  1996).
  4.5             Rights Agreement between Veritas DGC Inc. and ChaseMellon
                  Shareholder Services, L.L.C. dated as of May 15, 1997.
                  (Incorporated by reference to Exhibit 4.1 of Veritas DGC
                  Inc.'s Current Report on Form 8-K filed May 27, 1997).
  4.6             Fourth Amended and Restated 1992 Employee Nonqualified Stock
                  Option Plan (Incorporated by reference to Exhibit 4.6 to
                  Veritas DGC Inc.'s Registration Statement No. 333-74305, dated
                  March 12, 1999).
  4.7             Second Amended and Restated 1992 Non-Employee Director Stock
                  Option Plan (Incorporated by reference to Exhibit 4.7 to
                  Veritas DGC Inc.'s Registration Statement No. 333-70721, dated
                  January 15, 1999).
  4.8*            Restricted Stock Plan (as amended and restated September 14,
                  1999).
  4.9             Key Contributor Incentive Plan (as amended and restated March
                  9, 1999). (Incorporated by reference to Exhibit 4.9 to Veritas
                  DGC Inc.'s Registration Statement No. 333-74305, dated March
                  12, 1999).
  5.1*            Opinion of Porter & Hedges, L.L.P., with respect to the
                  legality of the securities filed herewith.
  23.1*           Consent of PricewaterhouseCoopers LLP.
  23.2*           Consent of PricewaterhouseCoopers LLP, Chartered Accountants.
  23.3*           Consent of Deloitte & Touche LLP.
  23.4*           Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1
                  Opinion).
  24.1*           Power of Attorney (included on signature page).

-----------------
*Filed herewith.

ITEM 9.  UNDERTAKINGS

         A.   Undertaking to Update

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:

             (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information in the Registration Statement; and

             (iii) include any material information with respect to the plan for distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Undertaking With Respect to Documents Incorporated by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Undertaking With Respect to Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Robson, Stephen J. Ludlow, Timothy L. Wells, Anthony Tripodo, Rene VandenBrand and Larry L. Worden, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 14, 1999.

                                            VERITAS DGC INC.


                                            By:      /s/ DAVID B. ROBSON
                                               --------------------------------
                                                       David B. Robson
                                                    Chairman of the Board,
                                                   Chief Executive Officer,
                                                        and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 14th day of September, 1999.

        SIGNATURE                                       TITLE
        ---------                                       -----

/s/ DAVID B. ROBSON
-------------------------------                   Chairman of the Board,
David B. Robson                           Chief Executive Officer and Director

/s/ STEPHEN J. LUDLOW
-------------------------------               Vice Chairman of the Board
Stephen J. Ludlow                                    and Director

/s/ TIMOTHY L. WELLS
-------------------------------                      President and
Timothy L. Wells                                Chief Operating Officer

        SIGNATURE                                       TITLE
        ---------                                       -----

/s/ ANTHONY TRIPODO                          Executive Vice President,
-------------------------------         Chief Financial Officer and Treasurer
Anthony Tripodo                     (principal financial and accounting officer)




/s/ CLAYTON P. CORMIER                                Director
-------------------------------
Clayton P. Cormier


/s/ RALPH M. EESON                                    Director
-------------------------------
Ralph M. Eeson


/s/ LAWRENCE C. FICHTNER                              Director
-------------------------------
Lawrence C. Fichtner


/s/ JAMES R. GIBBS                                    Director
-------------------------------
James R. Gibbs


/s/ STEVEN J. GILBERT                                 Director
-------------------------------
Steven J. Gilbert


                                                      Director
-------------------------------
Brian F. MacNeill


/s/ JAN RASK                                          Director
-------------------------------
Jan Rask

                               INDEX TO EXHIBITS



EXHIBIT NO .                              DESCRIPTION
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  4.1          Restated Certificate of Incorporation (with Amendments) of
               Digicon Inc. dated August 30, 1996. (Incorporated by reference to
               Exhibit 3.1 to Veritas DGC Inc.'s Current Report on Form 8-K
               dated September 16, 1996).
  4.2          Certificate of Ownership and Merger of New Digicon Inc. and
               Digicon Inc. (Incorporated by reference to Exhibit 3-B to
               Digicon's Registration Statement No. 33-43873, dated November 12,
               1991).
  4.3          Bylaws of New Digicon Inc. dated June 24, 1991. (Incorporated by referenced to Exhibit 3-C to Digicon's Registration Statement No.
               33-43873, dated November 12, 1991).
  4.4          Specimen Veritas DGC Inc. Common Stock certificate. (Incorporated by reference to Exhibit 4-C to Veritas DGC Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996).
  4.5          Rights Agreement between Veritas DGC Inc. and ChaseMellon
               Shareholder Services, L.L.C. dated as of May 15, 1997.
               (Incorporated by reference to Exhibit 4.1 of Veritas DGC Inc.'s
               Current Report on Form 8-K filed May 27, 1997).
  4.6          Fourth Amended and Restated 1992 Employee Nonqualified Stock
               Option Plan (Incorporated by reference to Exhibit 4.6 to Veritas
               DGC Inc.'s Registration Statement No. 333-74305, dated March 12,
               1999).
  4.7          Second Amended and Restated 1992 Non-Employee Director Stock
               Option Plan (Incorporated by reference to Exhibit 4.7 to Veritas
               DGC Inc.'s Registration Statement No. 333-70721, dated January
               15, 1999).
  4.8*         Restricted Stock Plan (as amended and restated September 14,
               1999).
  4.9          Key Contributor Incentive Plan (as amended and restated March 9,
               1999). (Incorporated by reference to Exhibit 4.9 to Veritas DGC
               Inc.'s Registration Statement No. 333-74305, dated March 12,
               1999).
  5.1*         Opinion of Porter & Hedges, L.L.P., with respect to the legality of the securities filed herewith.
 23.1*         Consent of PricewaterhouseCoopers LLP.
 23.2*         Consent of PricewaterhouseCoopers LLP, Chartered Accountants.
 23.3*         Consent of Deloitte & Touche LLP.
 23.4*         Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1
               Opinion).
 24.1*         Power of Attorney (included on signature page).
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*Filed herewith.


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